As filed with the Securities and Exchange Commission on August 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

International Paper Company

(Exact Name of Registrant as Specified in Its Charter)

New York	13-0872805
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address of Principal Executive Offices)

INTERNATIONAL PAPER COMPANY

SALARIED SAVINGS PLAN

INTERNATIONAL PAPER COMPANY

HOURLY SAVINGS PLAN

(Full Title of the Plans)

Maura Abeln Smith, Esq.

Corporate Secretary

International Paper Company

6400 Poplar Avenue

Memphis, Tennessee 38197

(901) 419-7000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Laura Thatcher, Esq.

Alston & Bird LLP

One Atlantic Center, 1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	9,800,000 shares	$33.69	$330,113,000	$10,134

(1)	Includes 8,400,000 shares of International Paper Company Common Stock, par value $1.00 per share (the “Common Stock”), issuable under the International Paper Company Salaried Savings Plan (the “Salaried Savings Plan”), and 1,400,000 shares of Common Stock issuable under the International Paper Company Hourly Savings Plan (the “Hourly Savings Plan”), plus an indeterminate number of additional shares which may be offered and issued under both plans to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), this registration statement on Form S-8 (this “Registration Statement”) covers an indeterminate amount of interests to be offered or sold pursuant to the Salaried Savings Plan and Hourly Savings Plan.
(2)	Estimated pursuant to Rule 457(h) and 457(c) under the 1933 Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the Company’s Common Stock reported on the New York Stock Exchange on August 10, 2007.

EXPLANATORY NOTE

Registration Statements were filed on August 4, 1992 (Registration No. 033-50438), on August 13, 1999 (Registration No. 333-85133) and on June 20, 2000 (Registration No. 333-037390) (collectively, the “Salaried Plan Registration Statements”) to register under the 1933 Act, among other things, shares of Common Stock issuable under the International Paper Company Salaried Savings Plan and the Champion International Corporation Savings Plan #077 (collectively, the “Prior Salaried Plans”). Effective as of April 1, 2002, the Prior Salaried Plans were merged into the Salaried Savings Plan. Registration Statements were filed on October 14, 2005 (Registration No. 333-129011) and on April 8, 2002 (Registration No. 333-85830) (together with the Salaried Plan Registration Statements, the “Prior Salaried Plan Registration Statements”) to register under the 1933 Act, among other things, shares of Common Stock issuable under the Salaried Savings Plan.

Registration Statements were filed on December 6, 1990 (Registration No. 033-38133), on May 3, 1999 (Registration No. 333-75325), on August 13, 1999 (Registration No. 333-85133) and on June 20, 2000 (Registration No. 333-37390) (collectively, the “Hourly Plan Registration Statements”) to register under the 1933 Act, among other things, shares of Common Stock issuable under the International Paper Company Hourly Savings Plan, the International Paper Company Retirement Savings Plan, Union Camp Corporation Franklin Employee Investment Plan, Union Camp Corporation Savannah Employee Investment Plan, Union Camp Corporation Prattville Employee Investment Plan, Union Camp Corporation Employees Investment Plan, Union Camp Corporation Employees Savings and Investment Plan and Champion International Corporation Savings Plan for Hourly Employees # 158 (collectively, the “Prior Hourly Plans”). Effective as of April 1, 2002, the Prior Hourly Plans were merged into the International Paper Company Hourly Savings Plan (the “Hourly Savings Plan”). Registration Statements were filed on October 14, 2005 (Registration No. 333-129011) and April 8, 2002 (Registration No. 333-85822) (together with the Hourly Plan Registration Statements, the “Prior Hourly Plan Registration Statements”) to register under the 1933 Act, among other things, shares of Common Stock issuable under the Hourly Savings Plan.

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 9,800,000 shares of Common Stock: 8,400,000 shares issuable under the Salaried Savings Plan from time to time and 1,400,000 shares issuable under the Hourly Savings Plan from time to time.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, International Paper Company (the “Company”) hereby incorporates by reference the contents of the Prior Salaried Plan Registration Statements and the Prior Hourly Plan Registration Statements.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company, the Salaried Savings Plan and the Hourly Savings Plan are incorporated herein by reference.

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (except for Items 7, 8 and Appendix I, which have been updated in our Current Report on Form 8-K, as filed on August 14, 2007) filed with the Commission on February 28, 2007 (Registration No. 001-03157);

(2) The Salaried Savings Plan Annual Report on Form 11-K for the year ended December 31, 2006 filed with the Commission on June 29, 2007 (Registration No. 001-03157);

(3) The Hourly Savings Plan Annual Report on Form 11-K for the year ended December 31, 2006 filed with the Commission on June 29, 2007 (Registration No. 001-03157);

(4) All reports filed by the Company, the Salaried Savings Plan or the Hourly Savings Plan pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2006; and

(5) The description of the Company’s capital stock which is contained in the Company’s registration statement on Form 8-A, dated July 20, 1976, as amended.

All documents subsequently filed by the Company and the Salaried Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for

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purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Erin E. Raccah, Esq., Senior Counsel, Executive Compensation, of the Company. Ms. Raccah owns 436 shares of Company Common Stock.

ITEM 8. EXHIBITS

Exhibit Number	Description

5.1	Opinion of Erin E. Raccah, Esq. (filed herewith).

5.2	IRS Determination Letter re: Salaried Savings Plan (incorporated by reference from Exhibit 5.2 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2005).

5.3	IRS Determination Letter re: Hourly Savings Plan (incorporated by reference from Exhibit 5.3 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2005).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Erin E. Raccah, Esq. (included in Exhibit 5.1).

24	Powers of Attorney (contained on the signature page to this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 15th day of August, 2007.

INTERNATIONAL PAPER COMPANY

By:	/s/ Maura Abeln Smith
Name:	Maura Abeln Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the Salaried Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Memphis, State of Tennessee, on the 15th day of August, 2007.

INTERNATIONAL PAPER COMPANY SALARIED SAVINGS PLAN

By:	/s/ Robert Florio
Name:	Robert Florio
Title:	Plan Administrator

Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the Hourly Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 15th day of August, 2007.

INTERNATIONAL PAPER COMPANY HOURLY SAVINGS PLAN

By:	/s/ Robert Florio
Name:	Robert Florio
Title:	Plan Administrator

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Maura A. Smith, Erin E. Raccah and Sharon R. Ryan, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable International Paper Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, on behalf of the registrant, by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John V. Faraci John V. Faraci	Principal Executive Officer	August 15, 2007

/s/ Marianne M. Parrs Marianne M. Parrs	Principal Financial Officer	August 15, 2007

/s/ Robert J. Grillet Robert J. Grillet	Controller	August 15, 2007

/s/ David J. Bronczek David J. Bronczek	Director	August 15, 2007

/s/ Martha F. Brooks Martha F. Brooks	Director	August 15, 2007

/s/ Lynn Laverty Elsenhans Lynn Laverty Elsenhans	Director	August 15, 2007

/s/ Samir G. Gibara Samir G. Gibara	Director	August 15, 2007

/s/ Donald F. McHenry Donald F. McHenry	Director	August 15, 2007

/s/ John L. Townsend, III John L. Townsend, III	Director	August 15, 2007

/s/ John F. Turner John F. Turner	Director	August 15, 2007

/s/ William G. Walter William G. Walter	Director	August 15, 2007

/s/ Alberto Weisser Alberto Weisser	Director	August 15, 2007

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Erin E. Raccah, Esq. (filed herewith).

5.2	IRS Determination Letter re: Salaried Savings Plan (incorporated by reference from Exhibit 5.2 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2005).

5.3	IRS Determination Letter re: Hourly Savings Plan (incorporated by reference from Exhibit 5.3 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2005).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Erin E. Raccah, Esq. (included in Exhibit 5.1).

24	Powers of Attorney (contained on the signature page to this Registration Statement).